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                                                                    EXHIBIT 10.2


                               OPTION AGREEMENT

          OPTION AGREEMENT, dated as of June 5, 2000 (this "Agreement"), by and between Data Critical Corporation, a Delaware corporation (the "Company"), and Aether Systems, Inc., a Delaware corporation (the "Holder").

                                   RECITALS

          A. The Company and the Holder are parties to that Common Stock Purchase Agreement, dated as of June 2, 2000 (the "Purchase Agreement"), pursuant to which the Holder purchased 1,230,770 shares of common stock, $0.001 par value per share, of the Company ("Common Stock"). This Agreement is the Option Agreement discussed in the Purchase Agreement and certain representations, warranties, covenants and agreements set forth in the Purchase Agreement reference and are applicable to this Agreement.

          B. The Company desires, upon the terms and subject to the conditions set forth herein, to grant the Holder the right to purchase additional shares of Common Stock.

          NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties agree as follows:

          1.  Grant of Option. The Company hereby grants to the Holder, on the
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terms and subject to the conditions set forth herein, an option (the "Option")
to purchase for cash, in the manner set forth below, the aggregate number of shares of Common Stock determined by dividing $10 million by the Per Share Amount (such shares, the "Option Shares"); provided, however, that if the acquisition by the Holder of the Option Shares would cause, as of the Closing of any exercise of the Option, the Holder's ownership of Common Stock to exceed 19.9% of the issued and outstanding shares of capital stock of the Company, calculated on the basis of the rules of the Nasdaq National Market relating to required shareholder consent as in effect as of the date of the Closing, the Option Shares shall be reduced to that number of shares of Common Stock necessary to limit the Holder's total ownership to no more than 19.9% of the issued and outstanding shares of capital stock of the Company, calculated on the basis of the rules of the Nasdaq National Market relating to required shareholder consent as in effect as of the date of the Closing. Subject to
Section 2(d) and adjustment as set forth in Section 7, the "Per Share Amount" shall be equal to:

               a. If the Exercise Notice (as defined herein) is delivered by the Holder within 135 days of the date hereof (the "Initial Exercise Period"), $15.00 per share; and

               b. If the Exercise Notice is delivered by the Holder after 135 days of the date hereof, but before the Option Expiration Date (as defined herein), $20.00 per share.

          2.  Exercise of Option; Closing and Deliveries.
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               a.  In the event the Holder wishes to exercise the Option, the
Holder shall notify the Company that it intends to exercise the option (an "Exercise Notice") and shall specify the applicable Per Share Amount as of the date of such notice. The Exercise Notice shall also
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specify the place, date and time of the closing for the purchase of the Option
Shares (a "Closing"), which date shall be the first business day following the satisfaction of all conditions to the Closing set forth in Section 5.

               b. At the Closing, the Company shall deliver a certificate registered in the name of the Holder or its assignee and representing the Option Shares being purchased against payment of the Exercise Price by wire transfer of immediately available funds to an account specified by the Company.

               c. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Option. If any fraction of a share of Common Stock would, except for the provisions of this Section 2(c), be issuable upon the exercise of this Option, the Company shall purchase such fraction for an amount in cash equal to the current value of such fraction, computed in accordance with the determination of the Per Share Amount.

               d. If the Purchaser delivers an Exercise Notice during the Initial Exercise Period, but the Closing fails to occur during such Initial Exercise Period, the Per Share Amount shall be $20.00 if the failure of the Closing to take place during the Initial Exercise Period is due solely to the failure of the Holder to satisfy the conditions set forth in Section 5(d) of this Agreement.

     3.   Term of Option.  Except as may be necessary to comply with Section
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1, the Option may be exercised by the Holder in whole but not in part. Exercise shall be by delivery of the Exercise Notice, at any time after the date hereof and on or before 5:00 p.m., Eastern daylight time, on March 5, 2001 (the "Option Expiration Date"), provided, however, that if such date is a day on which
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banking institutions in the State of New York are authorized by law to close, then the Option Expiration Date shall be the next succeeding day which shall not be such a day. The Option will terminate and be null and void if the Exercise Notice is not delivered on or prior to the Option Expiration Date, provided,
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however, that if the Exercise Notice is delivered on or prior to the Option
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Expiration Date the Option will not be null and void merely because the related
Closing takes place following the Option Expiration Date unless the failure of the Closing to take place prior to the Option Expiration Date is due solely to the failure of the Holder to satisfy the conditions to Closing set forth in
Section 5(d) of this Agreement. Termination of this Option shall neither constitute a termination of the Purchase Agreement or any Other Transaction Document (as defined in the Purchase Agreement) nor discharge, relieve or release the Company or the Holder (a) for the consequences of (including liability or claims for relief or remedies associated with) any breach, violation or default by any such party to the Purchase Agreement or any Other Transaction Document (including, without limitation, this Option) to the extent occurring, arising or accruing prior to the Option Expiration Date or (b) from performing, satisfying, or complying with, any and all of any such party's agreements, covenants or conditions pursuant to the terms and conditions of the Purchase Agreement or any Other Transaction Document.

     4.   Covenants.
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               a.   The Company will at all times reserve for issuance and/or
delivery upon exercise of this Option such number of shares of Common Stock as shall be required for issuance

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and delivery upon exercise of this Option. The Company will file with the Nasdaq
National Market a Notification Form for Listing of Additional Shares for an amount of shares of Common Stock at least equal to the number of Option Shares that may then be purchased.

               b. If applicable, the parties will file as soon as practicable following delivery of the Exercise Notice all filings that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") relating to the issuance of the Option Shares, respond as soon as practicable to all inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation, respond in the most expeditions manner as practicable to all inquiries received from any other government agency in connection with antitrust matters, and seek early termination of any waiting period under the HSR Act.

               c. The Company and the Holder shall use its best efforts to cause all conditions precedent to the obligations of the Company and the Holder to be satisfied. Upon the terms and conditions of this Agreement, the Company and the Holder will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law (as defined in the Purchase Agreement) to consummate the transactions contemplated herein and make effective in the most expeditious manner practicable the issuance of the Option Shares in accordance with the terms of this Agreement.

     5.   Conditions to Closing.  The obligation of the Company to issue the
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Option Shares to the Holder hereunder and of the Holder to purchase the Option
Shares from the Company hereunder is subject to the conditions that:

               a. Any waiting periods under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated.

               b. No injunction or order shall be in effect of any Governmental Authority which restrains, enjoins or otherwise prohibits the issuance of the Option Shares.

               c. The Company, or counsel for the Company, shall have delivered to the Holder such evidence as may reasonably be requested by the Holder, which evidence may include an opinion of counsel, of the due authorization and valid issuance of the Option Shares.

               d. The representations and warranties of the Holder contained in Section 2.1.4, Section 2.1.5 (except for the filing required under the HSR Act in connection with the exercise of the Option), Section 2.1.6, Section 2.1.7, Section 2.1.8 and Section 2.1.9 of the Purchase Agreement shall be (i) in the case of representations and warranties that are qualified as to materiality, true and correct and (ii) in all other cases, true and correct in all material respects, as of the Closing with the same force and effect as though made on and as of the date of the Closing.

               e. The representations and warranties of the Company contained in Section 2.2 of the Purchase Agreement shall be (i) in the case of representations and warranties that are qualified as to materiality, true and correct and (ii) in all other cases, true and correct in all

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material respect, as of the Closing with the same force and effect as though made on and as of the date of the Closing.

For purposes of Section 5(d) and Section 5(e) of this Agreement only, all references in the Purchase Agreement to the Purchase Agreement and Other Transaction Documents shall be interpreted to refer only to this Agreement and references in the Purchase Agreement to the Shares shall be interpreted to refer only to the Option Shares.

     6.   No Impairment.  The Company shall not by any action including, without
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limitation, amending its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms of this Agreement and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder under this Agreement against impairment. Without limiting the generality of the foregoing, the Company will
(a) not, directly or indirectly, increase the par value of any shares of Common Stock receivable upon the exercise of the Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Option and (c) use its commercially reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Option.

     7.   Adjustment of Purchase Price.  If at any time after the date hereof
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the  number of shares of Common Stock outstanding (a) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of Common Stock or (b) is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such action, the Per Share Amount shall be appropriately decreased or increased, as the case may be, in proportion to the relevant increase or decrease in outstanding shares.

     8.   Legends.  Upon issuance to the Holder of any Option Shares, such
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Option Shares shall bear one or all of the following legends:

               a. "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
               SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE

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               BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH
               DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

               b. Any legend required by the securities or "blue sky" laws of any state to the extent such laws are applicable to the Option Shares represented by the certificate so legended.

     9.   No Rights or Liabilities as Stockholder.  Nothing contained in this
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Agreement shall be construed as conferring upon the Holder hereof, prior to the exercise of the Option, any rights as a stockholder of the Company or as imposing any liabilities on the Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise. Without limiting the foregoing, prior to the Closing hereunder the Holder shall have no right with respect to the Option Shares to vote, consent, withhold consent or receive any notices or otherwise have any rights as a stockholder with respect to such Option Shares.

     10.  Lock-Up.  To the extent not inconsistent with applicable law, the
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Holder hereby agrees that, during the period commencing on the date of the
Closing and ending one year from the date of the Closing, the Holder shall not, without the consent of the Company sell or otherwise transfer or dispose of any Option Shares.

     11.  Notices.  Except as otherwise provided, all notices which are
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permitted or required under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) if by fax upon transmission with confirmation of receipt by the receiving party's facsimile terminal, (c) if sent by documented overnight delivery service on the date delivered or (d) if sent by mail, five (5) business days after being mailed by registered or certified mail, return receipt postage prepaid, addressed as follows, or to such other person or address as may be designated by notice to the other party:

     If to the Company, to:


     Data Critical Corporation
     19820 North Creek Parkway, Suite 100
     Bothell, Washington  98011
     Attn:  Michael E. Singer
     Phone:  (425) 482-7025
     Facsimile:  (425) 482-7010

     with a copy (which shall not constitute notice) to:

     Orrick, Herrington & Sutcliffe LLP
     701 Fifth Avenue, Suite 6500
     Seattle, Washington 98104
     Attn: Scott J. Moore
     Phone:  (206) 839-4300
     Facsimile: (206) 839-4301

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     If to the Purchaser, to:

     Aether Systems, Inc.
     11460 Cronridge Drive
     Owings Mills, Maryland  21117
     Attn:  Brian W. Keane
     Phone:  (410) 654-6400
     Facsimile: (410) 654-6554

     with a copy (which shall not constitute notice) to:

     Jones, Day, Reavis & Pogue
     901 Lakeside Ave.
     Cleveland, Ohio  44114
     Attn: Christopher M. Kelly
     Phone:  (216) 586-3939
     Facsimile:  (216) 579-0212

     12. Fees and Expenses.  The parties will share equally the filing fees
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related to any filing required under the HSR Act.  At any Closing, the Company will pay all expenses that may be payable in connection with the preparation, issuance and delivery of the certificates representing the Option Shares under this Agreement. All other expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement shall be paid by the party incurring such expenses.

     13. Assignment.  This Agreement will be binding upon the parties hereto and
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will inure to the benefit of the parties hereto and their legal successors and permitted assigns. This Agreement and the transactions contemplated hereby may not be assigned or otherwise transferred, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party.

     14. Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which when so executed and delivered, shall be an original instrument, but such counterparts together shall constitute a single agreement.

     15. Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
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PARTIES HEREUNDER SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW
YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF.

     16. Headings.  The headings contained in this Agreement are for reference
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purposes only and shall not affect the meaning or interpretation of this
Agreement.

     17. Severability.  Any provision of this Agreement which is invalid or
         ------------
unenforceable shall be ineffective to the extent of such invalidity or unenforceability, provided that such

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invalidity or unenforceability does not deny any party the material benefits of the transactions for which it has bargained, such invalidity or unenforceability shall not affect in any way the remaining provisions hereof.

     18.  Modification and Amendment.  This Agreement may not be modified or
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amended except by written agreement specifically referring to this Agreement and signed by the parties hereto.

     19.  Waiver.  No waiver of a breach or default hereunder shall be
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considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     20.  Terms.  Capitalized terms used herein but not defined shall have the
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meanings set forth in the Purchase Agreement.


                           [Signature Page Follows]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the day and year first written above.

                                   DATA CRITICAL CORPORATION

                                   By: /s/ Jeffrey S. Brown
                                       --------------------------
                                       Name:  Jeffrey S. Brown
                                              -------------------
                                       Title: President/CEO
                                              -------------------

                                   AETHER SYSTEMS, INC.

                                   By: /s/ Brian W. Keane
                                       --------------------------
                                      Name: Brian W. Keane
                                            ---------------------
                                      Title: SVP
                                             --------------------